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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated March 30, 2000 on Vesper Holding S.A. and subsidiary and Vesper Holding Sao Paulo S.A. and subsidiaries financial statements included in or made a part of this registration statement.

                                        ARTHUR ANDERSEN S/C

Rio de Janeiro, Brazil
May 11, 2000